Exhibit 3.2

DOLLAR TREE, INC.

BY-LAWS

(As amended, effective June 16, 2016)

ARTICLE I.

OFFICES

The principal office of the Corporation shall be in the City of Chesapeake, Commonwealth of Virginia.

ARTICLE II.

STOCKHOLDERS

1.           PLACE OF MEETING:  Meetings of the stockholders shall be held at the principal office of the Corporation or at such other place which shall be approved by the Board of Directors and designated in the notice of the meeting.  Meetings may be held either within or without the Commonwealth of Virginia.

2.           ANNUAL MEETING:  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors in its discretion determines.

3.           SPECIAL MEETINGS:  Unless otherwise provided by law, special meetings of the stockholders may be called only by the Board of Directors, the chairman of the Board or the chief executive officer of the Corporation, whenever deemed necessary.

4.           NOTICES:  Written notice by mail shall be given in accordance with Article VIII, Section 1, stating the place, date and hour of a meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the chief executive officer, the secretary, or the officer or persons calling the meeting.  The notice shall be deemed to be given when it is deposited with postage prepaid in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the Corporation.  Notice of a meeting to act on an amendment of the Articles of Incorporation, a plan of merger, consolidation or share exchange, a proposed sale of all, or substantially all, of the Corporation's assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given in the manner provided above not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting.  Such notice shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, consolidation, or exchange, or sale agreement.

Notwithstanding the foregoing, a written waiver of notice signed by the person or person entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice.  A stockholder who attends a meeting shall be deemed to have waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting.

5.           ORGANIZATION AND ORDER OF BUSINESS:

(a)    At all meetings of the stockholders, the chairman of the Board of Directors, or in the absence of the Chairman of the Board, the chief executive officer, or in the absence of such officers, any vice chairman of the Board, shall act as chairman of the meeting. In the absence of all of the foregoing officers (or, if present, with their consent), a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

(b)    The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the determination of the order of business, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(c)    At each annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Business may only be properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by a stockholder of record of the Corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5. Subject to the rights of the holders of Preferred Stock, if any, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Notwithstanding the foregoing, this Section 5 does not apply to the procedures for the nomination and election of directors, which are exclusively governed by Article III, Section 3 hereof.

(d)    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation:

(1) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of stockholders, or

(2) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not less than ninety (90) days before the date of the applicable annual meeting.

(e)    A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(1) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;

(2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(A) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder proposing such business;

(B) the name and address of such beneficial owner, if any;

(C) a representation that such stockholder is a stockholder of record and intends to appear in person at such meeting to bring the business before the meeting specified in the notice;

(D) the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the stockholder and by such beneficial owner, if any;

(E) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the stockholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(F) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote any shares of any security of the Corporation;

(G) any short interest in any security of the Corporation (for purposes of this Section 5 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(H) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation;

(I) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(J) any performance-related fees (other than an asset-based fee) that the stockholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the stockholder’s or the beneficial owner’s, if any, immediate family sharing the same household;

(3) a description of all agreements, arrangements and understandings between the stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder;

(4) any other information relating to the stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(5) any material interest of the stockholder or the beneficial owner, if any, in such business.

(f)    In addition, to be timely, the stockholder notice shall be supplemented or updated if necessary by the stockholder and beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary not later than two (2) business days after each respective date.

(g)    Without limiting the foregoing provisions of this Section 5, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall also comply with all other applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 5. The secretary of the Corporation shall deliver each properly delivered stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

(h)    Notwithstanding anything in these By-Laws to the contrary, with the exception of Article III, Section 3 hereof which shall govern nominations, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 5. The chairman of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 5, declare such determination to the meeting and the business not properly brought before the meeting shall not be transacted.

(i)     Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such proposals. Nothing in these By-Laws or in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.

6.           VOTING:  A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  No stockholder may authorize more than four persons to act for him, and any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies.  No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.  Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in his name on the books of the Corporation.  Unless required by statute or determined by the chairman to be advisable, the vote on any questions need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder's proxy, if there be such proxy.

7.           INSPECTORS:  At every meeting of the stockholders for election of directors, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided, by one or more inspectors.  Each inspector shall be appointed by the chairman of the meeting, shall be sworn faithfully to perform his or her duties and shall certify in writing to the returns.  No candidate for election as director shall be appointed or act as inspector.

8.           QUORUM:  At all meetings of the stockholders, unless a greater number of voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.  Treasury shares and shares held by a corporation of which the Corporation owns a majority of the shares entitled to vote for the directors thereof shall not be entitled to vote or to be counted in determining the total number of outstanding shares entitled to vote.  Less than a quorum may adjourn.  If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may come before the adjourned meeting when reconvened.

9.           POSTPONEMENTS; ADJOURNMENTS; CANCELLATIONS:  The postponement or adjournment of any meeting of the stockholders shall be held on such date and at such time as the Board of Directors in its discretion determines. The Board of Directors shall also have the power to cancel any special meeting of the stockholders that was called by the Board of Directors, the chairman of the Board or the chief executive officer of the Corporation.

ARTICLE III.

DIRECTORS

1.           RESPONSIBILITY OF DIRECTORS:  The affairs and business of the Corporation shall be under the management of its Board of Directors and such officers and agents as the Board of Directors may elect and employ.

2.           NUMBER OF DIRECTORS:  The Board of Directors shall consist of eleven (11) directors. The Board of Directors shall have the power to amend this by-law to the extent permitted by law.

3.           NOMINATION AND ELECTION OF DIRECTORS:

(a)    At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. Except as provided in Article III, Section 4 hereof, each director shall be elected by a vote of the majority of the votes cast with respect to the director nominee at a meeting of stockholders for the election of directors at which a quorum is present; provided, that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast in such election. For purposes of this Section 3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(b)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in Article III, Section 3 hereof as to such nomination.

(c)    No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3. Nominations of persons for election to the Board of Directors may be made (a) by the Board of Directors or any committee designated by the Board of Directors or (b) by any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this Section 3.

(d)     For stockholder nominations to be properly brought before a stockholder meeting the nominating stockholder must have given to the secretary of the Corporation a timely written notice thereof containing the information set forth this Section 3. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation:

(1) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of stockholders,

(2) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not less than ninety (90) days before the date of the applicable annual meeting or

(3) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders.

In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(e)    Each such stockholder’s notice shall set forth

(1) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(A) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder;

(B) the name and address of such beneficial owner, if any;

(C) a representation that such stockholder is a stockholder of record and intends to appear in person at such meeting to nominate the person or persons specified in the notice;

(D) the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the stockholder and by such beneficial owner, if any;

(E) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the stockholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(F) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote any shares of any security of the Corporation;

(G) any short interest in any security of the Corporation (for purposes of this Section 3 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(H) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation;

(I) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(J) any performance-related fees (other than an asset-based fee) that the stockholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the stockholder’s or the beneficial owner’s, if any, immediate family sharing the same household;

(2)    as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:

(A) the name, age, business address and, if known, residence address of such person,

(B) the principal occupation or employment of such person,

(C) the class and number of shares of stock of the Corporation which are beneficially owned by such person,

(D) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(F)    a description of all agreements, arrangements and understandings between the stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by the stockholder;

(G)    any other information relating to the stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(H)    any material interest of the stockholder or the beneficial owner, if any, in such nomination.

(f)    In addition, to be timely, the stockholder notice shall be supplemented or updated if necessary by the stockholder and beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary not later than two (2) business days after each respective date.

(g)    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h)    Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder’s notice of nomination.

(i)    To be eligible to be a director of the Corporation, a person must deliver, prior to the time such person is to begin service as a director to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) will abide by the requirements of any resignation policy adopted by the Board of Directors in connection with majority voting, if applicable.

(j)    Without limiting the other provisions of this Section 3, a stockholder seeking to have a nomination included in the Corporation’s proxy statement shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3. The secretary of the Corporation shall deliver each such stockholder’s notice containing the information required by this Section 3 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3, declare such determination to the meeting and the defective nomination shall be disregarded.

(k)    Nothing in these By-Laws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such nomination of director or directors. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.

4.           DIRECTORS' TERMS:  No decrease in the number of directors shall have the effect of changing the term of any incumbent director.  Unless a director resigns or is removed by no less than a majority of the votes of all shares entitled to be cast at an election of directors as required by the Articles of Incorporation, every director shall hold office for the term elected or until a successor shall have been elected.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

5.           DIRECTORS' MEETINGS:  The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders.  The Board of Directors, as soon as may be convenient after the annual meeting of the stockholders at which such directors are elected, shall elect the officers of the Corporation as provided in Article V, Section 2 hereof.  Special meetings may be called by any director by giving notice of the time and place in accordance with Section 7 of this Article.  Special meetings of the Board of Directors (or any committee of the Board) may be held by telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, at such time as may be prescribed, upon call of any director.

6.           QUORUM AND MANNER OF ACTING:  Except where otherwise provided by law, a quorum shall be a majority of the directors, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had.  Notice of any such adjourned meeting need not be given.  Action may be taken by the directors or a committee of the Board of Directors without a meeting if a written consent setting forth the action, shall be signed by all of the directors or committee members either before or after such action.  Such consent shall have the same force and effect as a unanimous vote.

7.           NOTICE OF MEETING:  At the annual meeting of the Board of Directors each year and at any meeting thereafter, the Board shall designate the dates, times and places of regular meetings of the Board for the ensuing calendar year, and no notice of any kind need be given thereafter with respect to such regular meetings.  Notice of any special meeting of the Board shall be by oral, telegraphic or written notice duly given to each director not less than forty-eight (48) hours before the date of the proposed meeting.

8.           WAIVER OF NOTICE:  Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice.  A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

9.           COMPENSATION:   Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee and such other compensation as the Board of Directors shall determine.  A director may serve or be employed by the Corporation in any other capacity and receive compensation therefor.

10.           DIRECTOR EMERITUS:  The Board may appoint to the position of Director Emeritus any retiring director who has served not less than three years as a director of the Corporation.  Such person so appointed shall have the title of "Director Emeritus" and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.

11.           COMMITTEES:  In addition to the executive committee authorized by Article IV of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of a majority of all directors in office at the time the action is being taken or the number of directors required to take action under Article III, Section 6 hereof.  Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE IV.

EXECUTIVE COMMITTEE

1.           HOW CONSTITUTED AND POWERS:  The Board of Directors, by resolution adopted pursuant to Article III, Section 11 hereof, may designate, in addition to the chairman of the Board of Directors, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors.  The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

2.           ORGANIZATION, ETC.:  The executive committee may choose a chairman and secretary.  The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

3.           MEETINGS:  Meetings of the executive committee may be called by any member of the committee.  Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

4.           QUORUM AND MANNER OF ACTING:  A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee.  The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

5.           REMOVAL:  Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

6.           VACANCIES:  Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE V.

OFFICERS

1.           NUMBER:  The officers of the Corporation shall be a chairman of the Board of Directors, a president and chief executive officer, one or more vice chairmen of the Board of Directors (if elected by the Board of Directors), one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a chief financial officer, a treasurer, a controller, a secretary, one or more assistant treasurers, assistant controllers and assistant secretaries and such other officers as may from time to time be chosen by the Board of Directors.  Any two or more offices may be held by the same person.  The Board of Directors, in its discretion, may also designate “chief officers” of certain functions in addition to chief executive officer and chief financial officer, and such officers shall be deemed to be vice presidents for purposes of these By-Laws.

2.           ELECTION, TERM OF OFFICE AND QUALIFICATIONS:  All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until his successor shall have been duly chosen and qualified or until he shall resign or shall have been removed in the manner hereinafter provided.  The chairman of the Board of Directors, the chief executive officer, and the vice chairman of the Board of Directors (if any) shall be chosen from among the directors.

3.           VACANCIES:  If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

4.           OTHER OFFICERS, AGENTS AND EMPLOYEES - THEIR POWERS AND DUTIES:  The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chairman of the Board of Directors may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees.  The Board of Directors or the chairman of the Board of Directors may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

5.           REMOVAL:  Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by a superior officer upon whom such power of removal may be conferred by the Board of Directors or the chairman of the Board of Directors.

6.           CHAIRMAN OF THE BOARD OF DIRECTORS:  The chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors and shall be a member of the executive committee.  The chairman shall be responsible for such management and control of the business and affairs of the Corporation as shall be determined by the Board of Directors.  He shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to its notice.  He shall do and perform such other duties from time to time as may be assigned to him by the Board of Directors.

7.           CHIEF EXECUTIVE OFFICER: In the absence of the chairman of the Board of Directors, the chief executive officer shall preside at meetings of the stockholders and of the Board of Directors.  He shall be responsible to the Board of Directors and, subject to the Board of Directors, shall be responsible for the general management and control of the business and affairs of the Corporation and shall devote himself to the Corporation's operations under the basic policies set by the Board of Directors.  He shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to his notice.  In the absence of the chairman of the Board of Directors, he shall have all of the powers and the duties of the chairman of the Board of Directors.  He shall do and perform such other duties from time to time as may be assigned to him by the Board of Directors.

8.    PRESIDENT: The president shall perform such duties and have such powers relative to the business and affairs of the Corporation as may be assigned to him by the Board of Directors. The offices of president and chief executive officer may be held by the same or separate persons, each having the powers and duties hereunder as determined by the Board of Directors. In the event that such offices are held by separate persons, the chief executive officer shall be the more senior ranked officer with respect to exercising the powers and duties under these by-laws.

9.           VICE CHAIRMEN OF THE BOARD OF DIRECTORS:  In the absence of the chairman of the Board of Directors and the chief executive officer, the vice chairman of the Board of Directors designated for such purpose by the chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors.  Each vice chairman of the Board of Directors shall be responsible to the chairman of the Board of Directors.  Each vice chairman of the Board of Directors shall from time to time report to the chairman of the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to his notice.  In the absence or inability to act of the chairman of the Board of Directors and the chief executive officer, such vice chairman of the Board of Directors as the chairman of the Board of Directors may designate for the purpose shall have the powers and discharge the duties of the chairman of the Board of Directors.  The Board of Directors may designate a vice chairman of the Board of Directors who shall have the powers and discharge the duties of the chairman of the Board of Directors.

10.           VICE PRESIDENTS:  The vice presidents of the Corporation shall assist the chairman of the Board of Directors, chief executive officer, the president and the vice chairmen of the Board of Directors (if any) in carrying out their respective duties and shall perform those duties which may from time to time be assigned to them.

11.           TREASURER:  The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation.  He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate.  He shall render to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president, the vice chairmen of the Board of Directors (if any), and the chief financial officer, whenever required by any of them, an account of all of his transactions as treasurer.  If required, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation at the expiration of his term of office or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation.  He shall perform such other duties as from time to time may be assigned to him.

12.           ASSISTANT TREASURERS:  In the absence or disability of the treasurer, one or more assistant treasurers shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer.  Each assistant treasurer shall also perform such other duties as from time to time may be assigned to him.

13.           SECRETARY:  The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose and shall be responsible for authenticating records of the Corporation.  He shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it.  The secretary shall have charge of such books and papers as the Board of Directors may direct.  He shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or any vice chairman of the Board of Directors may from time to time prescribe.

14.           ASSISTANT SECRETARIES:  In the absence or disability of the secretary, one or more assistant secretaries shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary.  Each assistant secretary shall also perform such other duties as from time to time may be assigned to him.

15.           CONTROLLER:  The controller shall be administrative head of the controller's department.  He shall be in charge of all functions relating to accounting and the preparation and analysis of budgets and statistical reports and shall establish, through appropriate channels, recording and reporting procedures and standards pertaining to such matters.  He shall report to the chief financial officer and shall aid in developing internal corporate policies whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy, and he shall be available to all departments of the Corporation for advice and guidance in the interpretation and application of policies which are within the scope of his authority.  He shall perform such other duties as from time to time may be assigned to him.

16.           ASSISTANT CONTROLLERS:  In the absence or disability of the controller, one or more assistant controllers shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller.  Each assistant controller shall also perform such other duties as from time to time may be assigned to him.

ARTICLE VI.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

1.           CONTRACTS:  The chairman of the Board of Directors, the chief executive officer, the president, any vice chairman of the Board of Directors, any vice president, the treasurer and such other persons as the chairman of the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise provided in these By-Laws, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

2.           LOANS:  The chairman of the Board of Directors, the chief executive officer, the president, any vice chairman of the Board of Directors, the executive vice president, the treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stock, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

3.           VOTING OF STOCK HELD:  The chairman of the Board of Directors, the chief executive officer, the president, any vice chairman of the Board of Directors, any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman of the Board of Directors, the chief executive officer, the president, any vice chairman of the Board of Directors, any vice president or the secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

4.           COMPENSATION:  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE VII.

EVIDENCE OF SHARES

1.           FORM:  Shares of the Corporation’s stock shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors.  Alternatively, the Board of Directors may authorize the issuance of some or all shares of stock without certificates.  In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law.  When issued, the certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued; they shall be signed manually or by the use of a facsimile signature, i) by the chairman of the Board of Directors, by the chief executive officer, by the president, or by a vice president designated by the Board of Directors and ii) countersigned by the secretary or an assistant secretary; and they shall bear the corporate seal or a facsimile thereof.  The Board of Directors of the Corporation may issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share.  Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation.  The Board may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable.  Fractional may also be issued.

2.           LOST CERTIFICATES:  The chief executive officer, president or secretary may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the Corporation if the person or persons who claim the certificate or certificates make an affidavit stating the certificates of stock have been lost or destroyed.  When authorizing the issuance of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond, in such sum as the Corporation may direct, to indemnify the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

3.           TRANSFER OF STOCK:  Upon surrender to the Corporation, or to the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4.           REGISTERED STOCKHOLDERS:  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.  The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation's action in registering the transfer to amount to bad faith.

ARTICLE VIII.

MISCELLANEOUS

1.           NOTICES:  Each stockholder, director and officer shall furnish in writing to the secretary of the Corporation the address to which notices of every kind may be delivered or mailed.  If such person fails to furnish an address, and the Post Office advises the Corporation that the address furnished is no longer the correct address, the Corporation shall not be required to deliver or mail any notice to such person.  Whenever notice is required by applicable law, the Articles of Incorporation or these By-Laws, a written waiver of such notice signed before or after the time stated in the waiver or, in the case of a meeting, the attendance, of a stockholder or director (except for the sole purpose of objecting) or, in the case of a unanimous consent, the signing of the consent, shall be deemed a waiver of notice.

2.           REGISTERED OFFICE AND AGENT:  The Corporation shall at all times have a registered office and a registered agent.

3.           CORPORATE RECORDS: The Corporation shall keep correct and complete books and records of accounts and minutes of the stockholders' and directors' meetings, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, if any, a record of its stockholders, including the names and addresses of all stockholders and the number, class, and series of the shares held by each.  Any person who shall have been a stockholder of record for at least six months immediately preceding demand, or who shall be the holder of record of a least five per cent (5%) of all the outstanding shares of the Corporation, upon written request stating the purpose therefor, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the Corporation, minutes and record of stockholders, and to make copies or extracts therefrom.

4.           REQUIREMENT FOR FINANCIAL STATEMENT:  Upon the written request of any stockholder, the Corporation shall mail to the stockholder its most recent published financial statement.

5.           SEAL:  The seal of the Corporation shall be a flat faced circular die containing the word "SEAL" in the center and the name of the Corporation around the circumference.

6.           AMENDMENT OF BY-LAWS:  The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed or new By-Laws adopted by the stockholders and the stockholders may prescribe that any By-Law adopted by them may not be altered, amended or repealed by the Board of Directors.

7.           FISCAL YEAR:  The fiscal year of the Corporation shall be established by resolution of the Board of Directors and may be changed from time to time.

8.           GENERAL:  Any matters not specifically covered by these By-Laws shall be governed by the applicable provisions of the Code of Virginia in force at the time.

ARTICLE IX.

EMERGENCY BY-LAWS

If a quorum of the Board of Directors cannot readily be assembled because of a catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

1.           The third sentence of Section 5 of Article III shall read as follows:

Special meetings of the Board of Directors (or any committee of the Board) shall be held whenever called by order of any director or of any person having the powers and duties of the chairman of the Board of Directors, the chief executive officer, the president or any vice chairman of the Board of Directors.

2.           Section 6 of Article III shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.